Exhibit 16.1

November 12, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Onto Innovation Inc., formerly known as Nanometrics Incorporated (“Onto Innovation”) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Onto Innovation, dated November 11, 2019.  We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

San Jose, California

Attachment